                                 Exhibit 10.51
















                            PROGRAM TIME AGREEMENT
                            ----------------------

                            PROGRAM TIME AGREEMENT
                            ----------------------


                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
1.   Programming         ............................................     1
2.   Facilities          ............................................     2
3.   Time                ............................................     3
                         (i)    Morning..............................     4
                         (ii)   Prime Time...........................     4
                         (iii)  Late Night...........................     4
4.   Fee                 ............................................     5
5.   Term                ............................................     5
6.   Telethon            ............................................     7
7.   Transmission of CBN
     Programming         ............................................     7
8.   Assignment          ............................................     7
9.   Indemnification     ............................................     8
10.  Notices             ............................................     9
11.  Remedies            ............................................    11
12.  Headings            ............................................    12
13.  Waiver              ............................................    12
14.  Attorneys' Fees     ............................................    12
15.  Severability        ............................................    12
16.  Counterparts        ............................................    13
17.  Miscellaneous       ............................................    13
18.  Governing Law       ............................................    13

                                                                   NPA EXHIBIT D

                            PROGRAM TIME AGREEMENT
                            ----------------------

     This Agreement is made and entered into by and between THE CHRISTIAN BROADCASTING NETWORK, INC., a Virginia corporation ("CBN"), and INTERNATIONAL FAMILY ENTERTAINMENT, INC., a Delaware corporation ("IFE").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, IFE is purchasing from CBN, and CBN is selling to IFE, certain assets used in connection with The Family Channel, as defined in the Network Purchase Agreement, dated December 11, 1989, by and between CBN and IFE (the "Purchase Agreement"); and

     WHEREAS, IFE and CBN recognize that an important part of such purchase and sale is the provision by IFE of certain blocks of program time to be used for the distribution of certain programming supplied by CBN on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and of the following terms, the parties hereto agree as follows:

     1.   Programming.  Subject to the terms and conditions of this Agreement,
          -----------
IFE shall make available to CBN the Program Time (as hereinafter defined). CBN agrees to use the Program Time solely for the purpose of distributing the CBN Programming (as hereinafter defined) and, in the case of the Program Time referred to in Section 6, the Telethon Programming. IFE shall authorize CBN to utilize the Program Time provided hereunder for, among other purposes, the distribution of CBN supplied programming to broadcast stations and shall authorize such broadcast stations to receive IFE satellite feeds for said purpose and to broadcast such CBN supplied programming on a simultaneous or delayed basis to the public. As used in this Agreement, the term "CBN Programming" means (i) the television programming currently distributed by CBN and known as "The 700 Club", "Straight Talk" and "CBN News" and (ii) any other television programming produced by or on behalf of CBN consisting of religious, inspirational, informational, current affairs and/or entertainment programs; provided, however, that in no event shall the CBN Programming consist of or
--------  -------
include any programming or material which (A) advertises, promotes or contains desirable connotations in reference to alcohol, tobacco products, narcotics, gambling, contraceptives, sexual promiscuity, the occult, astrology, horoscopes, or "X" or "R" rated movies or (B) consists of any "X" or "R" rated films. CBN covenants that future programming shall be of a religious, inspirational, informational, current affairs or entertainment nature having appeal to a non-denominational or interdenominational Christian audience.

     2.   Facilities.
          ----------

          (a) The Program Time (as defined in Section 3) shall be provided to CBN on and the CBN Programming distributed during the Program Time shall be transmitted by IFE on all domestic (United States) satellite feeds of The Family Channel made by IFE to cable television systems or individual subscribers, multipoint distribution systems (MDS or MMDS), direct to home (DBS) operations, and all other domestic distributions of The Family Channel.

          (b) CBN may supply CBN Programming to IFE via, at the option of CBN, microwave feed, videotape, or satellite, but CBN shall consult with IFE in selecting such method of supply and shall not unreasonably withhold its consent to any preference stated by IFE with respect thereto.

          (c) IFE shall take such reasonable action as may be necessary to permit domestic broadcast television stations to receive IFE satellite feeds of the CBN Programming during the Program Time for the purpose of broadcasting such CBN Programming to the public on a simultaneous or delayed basis. IFE shall not be required to take any unreasonable action or incur any unreasonable expense in order to provide the Program Time, or provide the Program Time to the extent that any violation of any applicable law, rule, regulation, judgment, order or decree now or at any time hereafter in effect would result or to the extent that the programming distributed by CBN does not meet the standards set forth in
Section 1 hereof or, in IFE's good faith judgment, would result in any liability or claim of any type contemplated by Section 9 hereof.

     3.   Time.
          ----

          (a) The following blocks of program time, together with the time referred to in Section 6 hereof, shall constitute the "Program Time":

               (i)   Morning.  A continuous one and one-half (1-1/2) hour block
                     -------
("Morning Block") of program time, Monday through Friday, between the hours of 9:00 a.m. and Noon, Eastern and Pacific Time;

               (ii)  Prime Time.  A continuous one hour block ("Prime Block") of
                     ----------
program time, Monday through Friday, between the hours of 10:00 p.m. and Midnight, Eastern and Pacific Time; and

               (iii) Late Night. A continuous one hour block ("Night Block") of
                     ----------
program time, Tuesday morning through Saturday morning, between the hours of 2:00 a.m. and 4:00 a.m., Eastern and Pacific Time.

          (b) On the date hereof, the Morning Block shall commence at 10:00 a.m., the Prime Block shall commence at 10:00 p.m., and the Night Block shall commence at 2:00 a.m., all of the foregoing times being Eastern and Pacific Time. IFE may change the precise commencement time of each such block so long as
(i) IFE gives to CBN ninety (90) days prior written notice of such change, (ii) IFE shall not have changed the commencement time of the affected block within three hundred sixty-five (365) days immediately preceding the effective date of such proposed change, (iii) such changed commencement time falls on the hour or on the half hour, and (iv) all such blocks, after the proposed change, remain within the parameters specified in Section 3(a) above. As part of the Program Time, IFE shall provide to CBN free promotional spots weekly as follows: twenty
(20) spots per week, including one (1) spot each weekday (Monday through Friday) in prime time. CBN shall notify IFE promptly after it determines that it does not intend to use any of the Program Time. If CBN has not supplied CBN programming to IFE prior to the commencement of any block of Program Time, IFE may use such block for any purpose, without liability or obligation to CBN, but IFE shall not have the right to terminate or suspend this Agreement on account thereof.

     4.   Fee.  In consideration of the provision of the Program Time and other
          ---
services hereunder, if any, by IFE, CBN shall pay to IFE a monthly fee ("Monthly Fee") equal to the bona fide direct costs of IFE in providing to CBN the Program Time hereunder, provided, however, the current estimate of such direct costs for the current year is $332,613. IFE shall submit to CBN an itemized bill detailing all such direct costs and the amount of the Monthly Fee for each month on or before the fifteenth (15th) day of the immediately following month. The Monthly Fee shall be due and payable within thirty (30) days immediately following the submission to CBN of said bill. Throughout the term of the Agreement, IFE shall give CBN reasonable access to all records pertinent to verifying the direct costs comprising the Monthly Fee.

     5.   Term.
          ----

          (a) Unless sooner terminated pursuant to Section 5(b) or 5(c) hereof, the term of this Agreement shall be fifteen (15) years, commencing on the date hereof, and, at the end of the initial fifteen (15) year term and each subsequent term thereafter, this Agreement shall be renewed automatically for additional terms of five years each upon the same terms and conditions, unless a party gives to the other party written notice of its intent not to renew this Agreement at least thirty (30) days immediately prior to the expiration of the then existing term of this Agreement, whereupon this Agreement shall expire and not be renewed at the end of the term in which such notice is given. Notwithstanding any other provisions of this Agreement to the contrary, or any provision of law, rule or equity, so long as CBN (or any successor, subsidiary, controlled affiliate or related organization) holds any capital stock or convertible debt instrument of IFE, this Agreement shall not be terminable by IFE. For purposes of this Section 5(a), the term "related organization" shall mean CBN University or any corporation or partnership a majority of whose directors or general partners, respectively, are, at the time of the execution of this Agreement, directors or officers of CBN or subject to the control and approval of any officers, directors or employees of CBN.

          (b) IFE may terminate this Agreement (i) upon thirty (30) days' written notice to CBN if CBN breaches or violates, in any material respect, any express representation, warranty, covenant or agreement contained in this Agreement and such breach or violation is not cured within the thirty-day period provided herein or (ii) upon not less than six (6) months' notice if IFE intends to cease transmitting any and all cable programming and if there is no successor or assign of IFE who will continue to transmit such programming. Notwithstanding the foregoing, if IFE ceases to transmit The Family Channel but continues to provide other cable programming services, CBN may elect to have the CBN Programming carried on any such cable programming service.

          (c) CBN may terminate this Agreement at any time, upon written notice to IFE, if none of the programming services offered by IFE (or its successors or permitted assigns) consists of Family Channel programming.

     6.   Telethon.  The Program Time shall include a continuous twelve (12)
          --------
hour block of program time for CBN telethon programming on a Sunday in January of each year, which Sunday and commencement time of said block shall be specified by CBN by the giving of ninety (90) days prior written notice to IFE by CBN. Telethon time may be used for fund-raising and other activities permitted under this Agreement.

     7.   Transmission of CBN Programming.  CBN hereby grants IFE the right and
          -------------------------------
license to exhibit and distribute, and the right to sublicense others to exhibit and distribute, only as a part of the Family Channel, the CBN Programming and the telethons referred to in Section 6, and CBN shall make the CBN Programming and such telethons available to IFE for transmission and distribution by IFE and its sublicensees.

     8.   Assignment.  Except as permitted by this Agreement, neither CBN nor
          ----------
IFE shall assign this Agreement, in whole or in part, or any of its respective rights or obligations hereunder to any other person or entity without the prior written consent of the other, which consent shall not be unreasonably withheld, and any such attempted assignment shall be void and of no effect; provided,
                                                                  ---------
however, that IFE may assign this Agreement without CBN's consent provided such
-------
assignment is in connection with the assignment and sale of all or substantially all assets of IFE used in connection with the business of providing The Family Channel programming, and the transferee has agreed with CBN in writing to honor and be bound by all the terms and conditions hereof. The time reserved for CBN under this Agreement shall be assignable, in whole or in part: (a) to any successor, subsidiary, controlled affiliate, or related organization of CBN (including, without limitation, CBN University), and (b) for preemptions by third parties, not more than ten (10) times per year in prime time, provided that in either such case the replacement programming shall be consistent with the CBN Programming and the Family Channel's other programming. Any contract for the sale by IFE (or its successors or permitted assigns) of The Family Channel or substantially all of the assets of IFE used in connection with the business of providing the Family Channel programming, shall require, as an express condition of the consummation of such sale, the purchaser's assumption of this Agreement.

     9.   Indemnification.  Except as to music performance rights, CBN agrees to
          ---------------
indemnify and hold and save IFE harmless for, from and against any and all claims, damages, liabilities and expenses arising out of the distribution, pursuant to this Agreement, of the CBN Programming or any programming referred to in Section 6. CBN warrants that the performing rights in the music contained in the CBN Programming and the programming referred to in Section 6 are either:
(1) controlled by a performing rights society having jurisdiction, or (2) in the public domain, or (3) controlled by CBN to the extent necessary to permit IFE's use hereunder. Notwithstanding the foregoing, no warranty is made by CBN that IFE may perform the music contained in the CBN Programming without the payment of music performance royalties or otherwise making other satisfactory arrangements with the rights holders. CBN shall, at its sole expense throughout the term of this agreement, maintain in force a liability insurance policy with an insurance company reasonably acceptable to IFE or shall maintain self-insurance reserves. Said policy shall provide libel and slander coverage in an amount not less than ONE MILLION DOLLARS ($1,000,000.00). Any failure by CBN to maintain said liability insurance coverage or self-insurance reserves shall not constitute a breach of this Agreement, and shall not give rise to any right of termination on the part of IFE; provided, however, if CBN fails, at any time, to maintain said liability
     -------- --------
insurance coverage or self-insurance reserves, IFE may suspend its performance of this Agreement until a liability insurance policy or self-insurance reserves meeting the requirements of this Section 9 is in place.

     10.  Notices.  All notices and communications hereunder or with respect
          -------
hereto shall be deemed to have been duly given when actually delivered to the addressee or when mailed via first class certified United States mail, postage prepaid, addressed as follows:

          If to CBN, to:

          Harry L. Turner, II
          Vice President
          The Christian Broadcasting Network, Inc.
          CBN Center
          1000 Centerville Turnpike
          Virginia Beach, VA 23463

          With a copy (which shall not constitute notice) to:

          Grover C. Cooper, Esq.
          Fisher, Wayland, Cooper and Leader
          1255 23rd Street, N.W.
          Suite 800
          Washington, D.C. 20037

          If to IFE, to:

          Mr. Timothy B. Robertson
          International Family Entertainment, Inc.
          1000 Centerville Turnpike
          Virginia Beach, VA 23463

          With copies (which shall not constitute notice) to:

          Stuart A. Sheldon, Esq.
          Dow, Lohnes & Albertson
          1255 23rd Street, N.W.
          Suite 500
          Washington, D.C. 20037

          Louis A. Isakoff, Esq.
          International Family Entertainment, Inc.
          1000 Centerville Turnpike
          Virginia Beach, VA 23463

          TCI Development Corporation
          4643 S. Ulster Street
          Suite 600
          Denver, Colorado 80237
          Attention:  Legal Department

Provided, however, that if either party hereto has designated a different address for itself by written notice to the other party pursuant to this Section 10, then to the last address so designated.

     11.  Remedies.  In the event of breach or threatened breach by either party
          --------
hereto of this Agreement, the other party shall be entitled, in addition to any other remedies provided for in this Section 11, to obtain all available equitable relief, including but not limited to injunctive relief and specific performance. Notwithstanding any contrary provision of this Agreement or applicable law, CBN agrees that IFE shall not be liable, responsible or accountable in damages or otherwise to CBN for any claim, demand, loss, damage, liability or expense incurred by CBN arising out of, resulting from or relating to any actual or alleged act, error or omission of IFE which does not constitute negligence of, or willful misconduct by, IFE, and in no event shall IFE's liability hereunder exceed (i) in the case of any interruption, delay, error or defect in providing any Program Time not the fault of CBN, the obligation to provide substitute Program Time at such time as IFE and CBN reasonably agree or
(ii) in any other case, the fees actually received by IFE pursuant to Section 4 hereof. IFE shall not in any event be liable for (i) any failure of performance hereunder due to causes beyond its control including, but not limited to, any and all acts of God, strikes, lock-outs, other industrial labor or commercial disturbances, acts of the public enemy, laws, rules and regulations of governmental entities, wars or warlike action (whether actual, impending, or expected and whether de jure or de facto), arrest or other restraint of
                     -- ----    -- ------
governmental entities (civil or military), blockades, insurrections, riots, epidemics, landslides, sinkholes, lightning, earthquakes, hurricanes, storms, floods, washouts, fire or other casualty, civil disturbances, explosions, breakage or accidents to equipment, confiscation or seizure by any government or public authority, nuclear reaction or radiation, radioactive contamination, accidents, repairs, or any other causes, whether of the kind herein enumerated or otherwise, that are not reasonably within the control of IFE; (ii) any act or omission of any other person furnishing facilities or equipment used in providing the Program Time or any failure of any such facilities or equipment; or (iii) any act or omission of CBN or any of its officers, directors, employees or agents; provided, however, IFE shall promptly use reasonable efforts to
           --------  -------
restore performance.

     12.  Headings.  The headings in this Agreement are inserted for convenience
          --------
only and shall not be deemed to constitute a part of this Agreement.

     13.  Waiver.  The waiver by either party hereto of any matter provided for
          ------
herein shall be in writing and shall not be deemed to be a waiver of any other such matter.

     14.  Attorneys' Fees.  In the event of commencement of suit by either party
          ---------------
hereto to enforce the provisions of this Agreement, the prevailing party shall be entitled to receive attorneys' fees and costs as the court in which such suit is adjudicated may determine reasonable in addition to all other relief granted.

     15.  Severability.  In the event that any term or provision of this
          ------------
Agreement is determined to be void, unenforceable, or contrary to law, the remainder of this Agreement shall continue in full force and effect, but the parties shall negotiate in good faith a substitute term or provision which, to the extent permitted by law, will result in the benefits and costs to the parties being substantially equivalent to those intended hereunder.

     16.  Counterparts.  More than one counterpart of this Agreement may be
          ------------
executed by the parties hereto and each fully executed counterpart shall be deemed an original.

     17.  Miscellaneous.  This Agreement shall be binding upon and inure only to
          -------------
the benefit of and be enforceable against the parties hereto and their respective successors and assigns, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may be amended only by an instrument in writing executed by all parties hereto.

     18.  Governing Law.  This Agreement shall be construed in accordance with
          -------------
and be governed by the laws of the Commonwealth of Virginia. Venue and jurisdiction on any lawsuit under this Agreement shall be held in the Commonwealth of Virginia.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the later date written below.


THE CHRISTIAN BROADCASTING              INTERNATIONAL FAMILY
     NETWORK, INC.                      ENTERTAINMENT, INC.


By:     /s/ Harry L. Turner, II         By:     /s/ Timothy B. Robertson
        ------------------------                ------------------------

Name:   Harry L. Turner, II             Name:   Timothy B. Robertson
        -------------------                     --------------------

Title:  Vice Pres.                      Title:  Pres.
        ------------------                      ---------------

Dated:  January 5, 1990                 Dated:  January 5, 1990
        ------------------                      -----------------

                               Amendment No. 1
                                      to
                            Program Time Agreement


THIS AMENDMENT NO. 1 to Program Time Agreement ("the Amendment") is entered into this 11th day of June, 1997, by and between The Christian Broadcasting Network, Inc. ("CBN") and International Family Entertainment, Inc. ("IFE").

WHEREAS, CBN and IFE entered into a certain Program Time Agreement dated as of January 5, 1990 with respect to the carriage by The Family Channel of certain programming produced by or on behalf of CBN (the "Program Time Agreement"); and

WHEREAS, certain ambiguities have arisen with respect to the interpretation of the Program Time Agreement which CBN and IFE desire to clarify; and

WHEREAS, CBN and IFE desire to amend certain provisions of the Program Time Agreement in the event that Fox Kids Worldwide, Inc. or one of its affiliates ("FKW") acquires a certain percentage of the voting securities of IFE; and

WHEREAS, terms not defined in this Amendment shall have the meanings given to them in the Program Time Agreement;

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1.   Commitment to Deliver Programming. Paragraph 1 to the Program Time
     ---------------------------------
Agreement is amended by the addition of the following language at the end of the
Paragraph:

     "Notwithstanding any other provision herein to the contrary, for a period of five (5) years from the Effective Date, CBN will deliver to IFE for telecast on The Family Channel episodes of the television programming currently entitled The 700 Club with Pat Robertson or a similar content program hosted by Pat
-------------------------------
Robertson ("The 700 Club"), subject to Pat Robertson's availability and
            ------------
agreement, provided that if Pat Robertson is not available a suitable replacement host will be provided. The 700 Club shall be the same program as
                                   ------------
otherwise generally distributed by CBN to broadcast stations in the United States. The 700 Club shall be of substantially the same general content and
        ------------
quality as currently delivered, and shall be at least one hour in duration (with CBN retaining the right to program the Morning Block with either an additional half hour of The 700 Club or another program complying with the program
             ------------
standards set forth in Paragraph 1 to the Agreement), and which program shall have a repeat schedule no more frequently than the second highest number of repeats during the period 1990 through 1996.

In addition, during this five (5) year period, CBN shall not authorize or permit the telecast of The 700 Club, or a program with similar general content, on any
                ------------
cable channel in the United States other than: (i) Trinity Broadcasting Network ("TBN"), KWGN, WPCB ("Cornerstone Network"), FAMNET and World Harvest Television ("LeSea") (herein the "Other Outlets"); (ii) any other Religious Channel delivered to less than 20 million homes; and (iii) The Family Channel; provided that The Family Channel is delivered at least to 55 million homes according to A.C. Nielsen. For purposes hereof, a Religious Channel shall be defined as a cable channel that has a program content that is at least seventy-five percent (75%) religious in nature on average across all day parts in which it telecasts. Nothing in this Paragraph shall preclude CBN from distributing The 700 Club
                                                               ------------
through free-to-air broadcast syndication (regardless of whether such stations are carried on cable systems as local or distant signals), to satellite only channels (i.e., a channel that is not simultaneously delivered to cable subscribers), through the Other Outlets, to a Religious Channel delivered to less than 20 million homes, or by any non-cable distribution arrangements, or shall preclude CBN from distributing programming similar to The 700 Club on a
                                                            ------------
one airing per week basis.

2.   CBN's Right to Renew.  Paragraph 5(a) is amended by the deletion thereof,
     --------------------                                    -----------------
and the substitution therefor of the following:
----------------------------------------------

     "(a) Unless sooner terminated pursuant to Section 5(b) or 5(c ) hereof, the term of this Agreement shall be fifteen (15) years, commencing on the date hereof, and, at the end of the initial fifteen (15) year term and each subsequent term thereafter, this Agreement shall be renewed automatically for additional terms of five (5) years each upon the same terms and conditions, unless CBN gives to IFE written notice of its intent not to renew this Agreement at least thirty (30) days immediately prior to the expiration of the then existing term of this Agreement, whereupon this Agreement shall expire and not be renewed at the end of the term in which such notice is given.
Notwithstanding any other provisions of this Agreement to the contrary, or any provision of law, rule or equity, this Agreement shall not be terminable or non-renewable by IFE, and the Agreement, as such may be amended from time to time, shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and all successors in interest
                          ---------
however occurring, whether by sale, merger, reorganization or otherwise."

3.   Coordination of Telethon Schedule.  Paragraph 6 to the Program Time
     ---------------------------------
Agreement is amended by the addition of the following language at the end of the
Paragraph:

     "CBN shall confer in good faith with IFE to schedule the January Telethon, with CBN's decision to be final."

4.   Preemption.  Paragraph 8 to the Program Time Agreement is amended by the
     ----------
deletion of the following language beginning in line 10 on page 8:

     ", and (b) for preemptions by third parties, not more than ten (10) times per year in prime time provided that in either such case the replacement programming shall be consistent with the CBN Programming and the Family Channel's other programming."

and in lieu thereof, the following language shall be substituted:

     ", and (b) IFE shall have the right to preempt the telecasts of the CBN Programming during the Prime Block up to five (5) times per year in its sole discretion, provided that (i) IFE gives CBN at least 30 days prior notice of the preemptions when and where practicable, (ii) no preemptions may occur during the two weeks of the January Telethon, one week of the May Telethon, one week of the Telethon in September or October, nor on Good Friday, Easter Day, Fourth of
                                                      ----------
July, Thanksgiving Day, Christmas Eve, or Christmas Day, (iii) CBN shall receive a credit for a pro rata portion of the Monthly Fee based on the ratio that the preempted time bears to all the Program Time during the month of the preemption,
(iv) no preemption shall be used for programming involving lobbying, political parties or candidates for office, or for paid political broadcasts or announcements, and (v) IFE shall be entitled to retain all revenue generated during the preempted time. The programming telecast by any successor or
                                                                      --
permitted assignee of CBN as provided in part (a), above, shall be consistent
------------------
with the CBN Programming and The Family Channel programming and the programming telecast by IFE during preemptions as provided in part (b), above, shall be consistent with The Family Channel's other programming."

5.   Preemption During Daytime.  A new Paragraph 19 is added to the Program Time
     -------------------------
Agreement, and shall read as follows:

     "19.  Additional Time During January Telethon.  CBN shall have the right to
           ---------------------------------------
preempt The Family Channel programming in the 11:30 am to 12 noon time slot for two weeks, Monday through Friday, during CBN's January Telethon, and for one week Monday through Friday during CBN's May Telethon, solely for the purpose of extending the telecasts of The 700 Club. CBN shall not be required to pay for
                           ------------
such preemptions, and shall be entitled to retain all revenue generated thereby, provided that IFE may at its discretion preempt the CBN Programming for fifteen
(15) half hours (which may be in any increments of one to three contiguous half hours) each year during the Morning Block, so long as such preemptions do not occur during the two week January, one week May or one week fall Telethon, nor on Easter Day, Good Friday, Fourth of July, Thanksgiving Day, Christmas Eve or Christmas Day, and provided IFE gives CBN thirty (30) days advance notice of such preemption. IFE preemptions shall not be used for programming involving lobbying, political parties or candidates for office, or for paid political broadcasts or announcements, nor shall more than three preemptions take place per week. IFE shall be entitled to retain all revenue generated during its preemption of the CBN Programming."

6.   Effective Date.  This Amendment shall become effective on the first to
     --------------
occur of (x) Closing under that certain Stock Purchase Agreement dated of even date herewith between Fox Kids Worldwide, Inc., a Delaware corporation ("FKW") and CBN, (y) the purchase by FKW of all shares of IFE Class B stock owned by CBN, and (z) the closing of that certain Agreement and Agreement and Plan of Merger dated of even date herewith among FKW, IFE and Fox Kids Merger Corporation. If not effective prior to the expiration or termination of the Merger Agreement according to its terms, this Amendment shall terminate.

7.   Representations and Warranties.  Each party represents and warrants to the
     ------------------------------
other that the Program Time Agreement is in full force and effect and that such party has no knowledge of any breach by the parties thereto. Each party further represents and warrants to the other party that it has obtained all consents and approvals necessary to enter into this Amendment, including all necessary Board of Director's approvals, that this Amendment is the binding obligation of the parties and that it is enforceable according to its terms.

8.   Ratification and Miscellaneous.  Except as expressly amended hereby, the
     ------------------------------
Program Time Agreement shall remain in full force and effect according to its terms, and as amended hereby, shall inure to the benefit of CBN and be binding upon CBN and its successors and permitted assigns, and binding upon IFE and all its successors in interest, however occurring, whether by sale, merger, reorganization or otherwise. The term "Agreement" as used herein and in the Program Time Agreement shall henceforth mean the Program Time Agreement, as amended hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

The Christian Broadcasting             International Family
  Network, Inc.                          Entertainment, Inc.

by: /s/ Michael D. Little              by: /s/ Timothy Robertson
    ----------------------                 -----------------------
title:   President                     title:   CEO
       --------------------                   ----------------------
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